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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-14363, 333-19141, 333-24329, 333-35701,
333-81783,333-91449 and 333-92711.



/s/ Arthur Andersen
--------------------

Philadelphia, Pa.
   March 28, 2000